Exhibit 99.1
Cerner Reports First Quarter 2011 Results
Strong Bookings, Revenue, Earnings and Cash Flow
Raises Outlook for Year
KANSAS CITY, Mo. — April 28, 2011 — Cerner Corporation (Nasdaq: CERN) today announced results for the 2011 first quarter that ended April 2, 2011, delivering strong levels of bookings, revenue, earnings and cash flow.
Bookings in the first quarter of 2011 were $524.9 million, an increase of 30% compared to first quarter 2010 bookings of $404.9 million and an all-time high level of bookings for a first quarter.
First quarter revenue was $491.7 million, up 14 percent compared to $431.3 million in the year-ago period.
On a Generally Accepted Accounting Principles (GAAP) basis, first quarter 2011 net earnings were $64.6 million and diluted earnings per share were $0.75. First quarter 2010 GAAP net earnings were $50.3 million and diluted earnings per share were $0.59.
Adjusted (non-GAAP) Earnings
Adjusted first quarter 2011 net earnings were $69.1 million, an increase of 29 percent compared to $53.7 million of adjusted net earnings in the first quarter of 2010. Adjusted diluted earnings per share were $0.80 in the first quarter of 2011 compared to $0.63 of adjusted diluted earnings per share in the year-ago quarter. Analysts’ consensus estimate for first quarter 2011 adjusted diluted earnings per share was $0.76.
Adjusted Net Earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of the Company’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share to GAAP Net Earnings and Diluted Earnings Per Share.”
Adjusted first quarter 2011 and 2010 net earnings and diluted earnings per share exclude share-based compensation expense, which reduced first quarter 2011 net earnings and diluted earnings per share by $4.6 million and $0.05, respectively, and reduced first quarter 2010 net earnings and diluted earnings per share by $3.5 million and $0.04, respectively.
Other First Quarter Highlights:
•	First quarter cash collections of $531.1 million and operating cash flow of $126.5 million.

•	First quarter free cash flow of $84.7 million, which is an all-time high level of free cash flow in a quarter. Free cash flow is a non-GAAP financial measure defined as operating cash flow less capital expenditures and capitalized software. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Operating Cash Flow to non-GAAP Free Cash Flow.”

•	Days sales outstanding of 87 days compared to 89 days in the year-ago quarter.

•	Total revenue backlog of $5.13 billion, up 19 percent over the year-ago quarter. This is comprised of $4.46 billion of contract backlog and $665.7 million of support and maintenance backlog.
“Our first quarter results represent a very good start to the year, with Cerner again delivering strong bookings, revenue, earnings, and cash flow,” said Neal Patterson, Cerner chairman, CEO, president and co-founder. “Cerner remains very well positioned to continue benefiting from demand driven by stimulus, healthcare reform, and other regulatory requirements, such as ICD-10 codes, that can be addressed with our solutions and services. We are also continuing to invest in new solutions and services that we believe will fuel growth beyond the next few years and through the decade, such as Cerner ITWorksSM, Cerner RevWorksSM, and our Healthe Intent™ cloud-based platform that will serve as the foundation for many future offerings,” Patterson said.

Future Period Guidance
Cerner currently expects:
•	Second quarter 2011 revenue between $505 million and $520 million.

•	Second quarter 2011 adjusted diluted earnings per share before share based compensation expense between $0.83 and $0.87.

•	Second quarter 2011 new business bookings between $540 million and $570 million.

•	Full-year 2011 revenue between $2.07 billion and $2.12 billion, up from a previous range of $2.05 billion to $2.1 billion.

•	Full-year 2011 adjusted diluted earnings per share before share-based compensation expense between $3.55 and $3.62, up from a prior range of $3.50 to $3.60.

•	Share based compensation expense to reduce diluted earnings per share by approximately $0.05 — $0.06 in the second quarter of 2011 and between $0.21 and $0.23 for the year.
Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on these results at 3:30 p.m. CT on April 28. The dial-in number for the conference call is (617) 597-5358; the passcode is Cerner. The company recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, April 28 through 11:59 p.m. CT, May 1. The dial-in number for the re-broadcast is (617) 801-6888; the passcode is 88491853.
An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).
About Cerner
Cerner is transforming healthcare by eliminating error, variance and waste for healthcare providers and consumers around the world. Cerner® solutions optimize processes for healthcare organizations ranging in size from single-doctor practices, to health systems, to entire countries, for the pharmaceutical and medical device industries, employer health and wellness services industry and for the healthcare commerce system. These solutions are licensed by more than 9,000 facilities around the world, including approximately 2,600 hospitals; 3,500 physician practices covering more than 30,000 physicians; 500 ambulatory facilities, such as laboratories, ambulatory centers, cardiac facilities, radiology clinics and surgery centers; 800 home-health facilities; and 1,600 retail pharmacies. The trademarks, service marks and logos (collectively, the “Marks”) set forth herein are registered and unregistered trademarks and/or service marks owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, Twitter, Facebook, and YouTube.
This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company’s performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “positioned,” “continue,” “guidance,” “believe” and “expects” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions; the potential for losses resulting from asset impairment charges; risks associated with the ongoing adverse financial market environment and uncertainty in global economic conditions; changing political, economic and regulatory influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock; and, our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other risks, uncertainties and factors affecting the Company’s business is contained in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.
Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Kelli Christman, (816) 885-4342, kelli.christman@cerner.com
Cerner’s Internet Home Page: www.cerner.com
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CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended April 2, 2011 and April 3, 2010
(unaudited)

	Three Months Ended
(In thousands, except per share data)	2011 (1)	2010 (1)
Revenues
System sales	$140,379	$116,951
Support, maintenance and services	340,994	307,045
Reimbursed travel	10,291	7,341

Total revenues	491,664	431,337

Margin
System sales	82,280	72,123
Support, maintenance and services	318,704	291,130

Total margin	400,984	363,253

Operating expenses
Sales and client service	201,348	187,593
Software development	71,144	66,779
General and administrative	34,793	33,225

Total operating expenses	307,285	287,597

Operating earnings	93,699	75,656

Interest income	3,478	3,657
Interest expense	(1,502)	(1,874)
Other income (expense), net	35	(76)

Total other income (expense), net	2,011	1,707

Earnings before income taxes	95,710	77,363
Income taxes	(31,154)	(27,077)

Net earnings	$64,556	$50,286

Basic earnings per share	$0.77	$0.61

Basic weighted average shares outstanding	83,555	81,957
Diluted earnings per share	$0.75	$0.59

Diluted weighted average shares outstanding	86,326	85,105

Note 1: Operating expenses for the three months ended April 2, 2011 and April 3, 2010 include share-based compensation expense. The impact of this expense on net earnings is presented below:

	Three Months Ended
	2011	2010
Sales and client service	$3,286	$2,368
Software development	1,846	1,406
General and administrative	2,229	1,733

Total share-based compensation	7,361	5,507
Amount of related income tax benefit	(2,805)	(2,051)

Net impact on net earnings	$4,556	$3,456

Decrease to diluted earnings per share	$0.05	$0.04

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS 1
For the three months ended April 2, 2011 and April 3, 2010
(unaudited)
RECONCILIATION OF ADJUSTED NET EARNINGS AND ADJUSTED DILUTED
    EARNINGS PER SHARE TO GAAP NET EARNINGS AND DILUTED EARNINGS PER SHARE 1

	Three Months Ended
(In thousands, except per share data)	2011	2010
Net Earnings
Net earnings	$64,556	$50,286
Share-based compensation expense[2]	7,361	5,507
Income tax benefit of share-based compensation[2]	(2,805)	(2,051)

Adjusted net earnings (non-GAAP)	$69,112	$53,742

	Three Months Ended
	2011	2010
Diluted Earnings Per Share
Diluted earnings per share[2]	$0.75	$0.59
Share-based compensation expense (net of tax)[2]	0.05	0.04

Adjusted diluted earnings per share (non-GAAP)	$0.80	$0.63

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW 1

	Three Months Ended
(In thousands)	2011	2010
Cash flows from operating activities	$126,501	$105,503
Capital purchases [3]	(21,372)	(32,108)
Capitalized software development costs [3]	(20,466)	(20,516)

Free cash flow (non-GAAP)	$84,663	$52,879

Note 1: The presentation of Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. The Company believes that Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate its ongoing operating results and allows for greater transparency in the review of its overall financial, operational and economic performance.
Note 2: The Company provides earnings with and without share-based compensation expense because earnings excluding this expense is used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.
Note 3: The Company provides cash flow with and without capital purchases and software development cost because operating cash flows excluding these expenditures is used by management along with GAAP results to analyze its earnings quality and overall cash generation of the business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of April 2, 2011 (unaudited) and January 1, 2011

(In thousands)	2011	2010
Assets
Cash and cash equivalents	$184,567	$214,511
Short-term investments	426,314	356,501
Receivables, net	469,180	476,905
Inventory	13,657	11,036
Prepaid expenses and other	101,525	83,272
Deferred income taxes	8,573	3,836

Total current assets	1,203,816	1,146,061
Property and equipment, net	495,600	498,829
Software development costs, net	246,737	244,848
Goodwill	162,628	161,374
Intangible assets, net	39,525	38,468
Long-term investments	337,852	264,467
Other assets	75,386	68,743

Total assets	$2,561,544	$2,422,790

Liabilities and Shareholders’ Equity
Accounts payable	$68,159	$65,035
Current installments of long-term debt	27,121	24,837
Deferred revenue	123,198	109,351
Accrued payroll and tax withholdings	76,796	86,921
Other accrued expenses	19,555	19,788

Total current liabilities	314,829	305,932
Long-term debt	74,314	67,923
Deferred income taxes and other liabilities	134,673	126,215
Deferred revenue	15,042	17,303

Total liabilities	538,858	517,373

Shareholders’ Equity
Common stock	847	840
Additional paid-in capital	686,830	645,815
Retained earnings	1,355,391	1,290,835
Treasury stock	(28,002)	(28,002)
Accumulated other comprehensive income (loss), net	7,500	(4,191)

Total Cerner Corporation shareholders’ equity	2,022,566	1,905,297
Noncontrolling interest	120	120

Total shareholders’ equity	2,022,686	1,905,417

Total liabilities and shareholders’ equity	$2,561,544	$2,422,790